SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 16, 2009

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX 75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Amendment to Credit Facility

On September 16, 2009, TGC Industries, Inc. (“TGC” or the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) for the purpose of  renewing and extending the Company’s line of credit with its lender, Sovereign Bank, a Texas state bank.  In connection with such Loan Agreement, TGC signed an Amended and Restated Promissory Note (the “Note”).  The Note allows TGC to borrow, repay, and re-borrow from time to time until September 16, 2010, up to the lesser of $5,000,000 or 80% of the Company’s eligible accounts receivable, and provides for an interest rate of the greater of the prime rate as quoted in the Wall Street Journal or five percent (5%).  As collateral for such indebtedness, the Loan Agreement grants to Sovereign Bank a security interest covering all of the Company’s accounts receivable.  The Loan Agreement provides for non-financial and financial covenants, including a minimum debt service coverage ratio in excess of 2.0 to 1.0 and a ratio of debt to worth not in excess of 1.25 to 1.0. As of this date, the Company has not drawn down any amounts under this line of credit. Copies of the Loan Agreement and the Note are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amended and Restated Loan and Security Agreement by and between TGC Industries, Inc. and Sovereign Bank, dated September 16, 2009.

	10.2	Amended and Restated Promissory Note by and between TGC Industries, Inc. and Sovereign Bank, dated September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: September 22, 2009	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement by and between TGC Industries, Inc. and Sovereign Bank, dated September 16, 2009.

10.2	Amended and Restated Promissory Note by and between TGC Industries, Inc. and Sovereign Bank, dated September 16, 2009.